     As filed with the Securities and Exchange Commission on July 23, 1996
                                                           Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CHART INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                                        34-1712937
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                             35555 Curtis Boulevard
                              Eastlake, Ohio 44095
          (Address of principal executive offices, including zip code)
                               ------------------

       CHART INDUSTRIES, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                               ------------------

Arthur S. Holmes                                 Copy to:
Chairman and Chief                               Thomas F. McKee, Esq.
Executive Officer                                Calfee, Halter & Griswold
Chart Industries, Inc.                           1400 McDonald Investment Center
35555 Curtis Boulevard                           800 Superior Avenue
Eastlake, Ohio 44095                             Cleveland, Ohio 44114
(216) 946-2525                                   (216) 622-8200


 (Name, address and telephone number, including area code, of agent for service)
                               ------------------


                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------
                                                                        Proposed        Proposed
 Title of                                                               maximum         maximum
securities                                    Amount                   offering         aggregate        Amount of
  to be                                        to be                     price          offering       registration
registered                                  registered                 per share (1)    price (1)           fee
- -------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share, issuable                     75,000                    $13.1875          $989.062.50           $342
upon exercise of options                    shares (2)

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Stock of Chart Industries, Inc. reported on the New York Stock Exchange on July 17, 1996.

(2) The 75,000 shares of Common Stock being registered are issuable upon exercise of options to be granted pursuant to the Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         ------------------------------------------------


         The following documents of Chart Industries, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

          3. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, effective as of December 3, 1992.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         --------------------------

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

         Thomas F. McKee, the Company's Secretary, is a partner of Calfee, Halter & Griswold, the Company's legal counsel.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         Section 145 of the General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

         Article VII of the Company's Certificate of Incorporation provides that Directors of the Company are not personally liable to the Company for any breach of fiduciary duty as a Director, except in limited circumstances.

         Article VII of the Company's By-Laws provides in part that the Company shall indemnify any Director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company, or is or was serving at the request of the Company, as a Director or officer of certain other entities, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and under certain circumstances, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. Responsibility for determinations with respect to such indemnification shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company.

         The Company also has entered into indemnity agreements (the "Indemnity Agreements") with its Directors and officers that expand the protection provided to the Company's Directors and officers and are based upon sections of the General Corporation Law of the State of Delaware and Article VII of the Company's By-Laws that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and
Article VII of the By-Laws is substantially the same except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the Director or officer is not entitled to full indemnification.

         Both the General Corporation Law of the State of Delaware and Article VII of the Company's By-Laws provide that the Company may maintain insurance to cover loss incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         ---------

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.
         -------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i)    to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 18, 1996.

                                        CHART INDUSTRIES, INC.


                                        By: /s/ Arthur S. Holmes
                                            ------------------------------
                                            Arthur S. Holmes, Chairman
                                            and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Arthur S. Holmes, Don
A. Baines, Thomas F. McKee and Thomas A. Fullmer, or any one or more of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 18, 1996.

         Signature                                              Title
         ---------                                              -----
/s/ Arthur S. Holmes
- -----------------------------------         Chairman and Chief Executive
Arthur S. Holmes                            Officer and a Director (Principal Executive Officer)

/s/ Don A. Baines
- -----------------------------------         Chief Financial Officer and Treasurer and a Director
Don A. Baines                               (Principal Financial and Accounting Officer)

/s/ Charles S. Holmes                       Director
- -----------------------------------
Charles S. Holmes

/s/ Lazzaro G. Modigliani                   Director
- -----------------------------------
Lazzaro G. Modigliani

/s/ Richard J. Campbell                     Director
- -----------------------------------
Richard J. Campbell

                                                                     EXHIBIT 5.1


                                  July 18, 1996





Chart Industries, Inc.
35555 Curtis Boulevard
Eastlake, Ohio 44095


                  We are familiar with the proceedings taken and proposed to be taken by Chart Industries, Inc., a Delaware corporation (the "Company"), with respect to 75,000 shares of Common Stock, par value $.01 per share (the "Outside Directors Shares"), of the Company to be offered and sold from time to time pursuant to the Company's 1996 Stock Option Plan for Outside Directors (the "Outside Directors Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Outside Directors Shares under the Securities Act of 1933, as amended.

                  In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, each as currently in effect, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Outside Directors Shares, when offered and sold pursuant to the terms and conditions of the Outside Directors Plan, will be legally issued, fully paid and nonassessable.

                  We are attorneys licensed to practice law in the State of Ohio. The opinion expressed herein is limited solely to the laws of the State of Ohio and the General Corporation Law of the State of Delaware and we express no opinion under the laws of any other jurisdiction.

                  This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Outside Directors Shares, and this letter and the opinion stated herein may not be relied upon for any other purpose or by any persons other than Directors and officers of the Company.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Respectfully submitted,



                                    CALFEE, HALTER & GRISWOLD

                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



                  We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors of our report dated February 6, 1996 with respect to the consolidated financial statements of Chart Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                        ERNST & YOUNG LLP




Cleveland, Ohio
July 19, 1996

                                                                    EXHIBIT 23.2


                               CONSENT OF COUNSEL


                  The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                    EXHIBIT 24.1




                             CHART INDUSTRIES, INC.

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that Chart Industries, Inc. hereby constitutes and appoints Arthur S. Holmes, Don A. Baines, Thomas F. McKee and Thomas A. Fullmer, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on July 18, 1996.


                                  CHART INDUSTRIES, INC.



                                  By:  /s/ Arthur S. Holmes
                                     -------------------------------------
                                       Arthur S. Holmes, Chairman
                                       and Chief Executive Officer

                                                                    EXHIBIT 24.1
                                                                     (Continued)

                             CHART INDUSTRIES, INC.

                              CERTIFIED RESOLUTION

                  I, THOMAS F. McKEE, Secretary of Chart Industries, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on May 2, 1996, and that the same has not been changed and remains in full force and effect.

                  RESOLVED, that Arthur S. Holmes, Don A. Baines, Thomas F. McKee and Thomas A. Fullmer, be, and each of them hereby is, appointed as the attorney of Chart Industries, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue, sale and grant of the Outside Directors Shares, and any and all amendments and exhibits to such Registration Statement, any and all applications or other documents to be filed with the Securities and Exchange Commission or any securities exchange pertaining to the listing thereon of the Outside Directors Shares covered by such Registration Statement or pertaining to such registration, and any and all applications or other documents to be filed with any governmental or private agency or official relative to the registration of the Outside Directors Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Chairman and Chief Executive Officer and the Chief Financial Officer and Treasurer of the Company be, and each of them hereby is, authorized for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.




                                               /s/ Thomas F. McKee
                                               --------------------------------
                                               Thomas F. McKee, Secretary


Dated:  July 18, 1996

                             CHART INDUSTRIES, INC.
                                  EXHIBIT INDEX




   EXHIBIT                                        DESCRIPTION                                          SEQUENTIAL
     NO.                                                                                                  PAGE
      4.1        Specimen certificate of the Company's Common Stock.                                       (A)

      4.2        Amended and Restated Certificate of Incorporation of the Company as                       (B)
                 filed with the Secretary of State of Delaware on December 3, 1992.

      4.3        Amended and Restated By-Laws of the Company.                                              (B)

      4.4        Credit Agreement by and among the Company and National City Bank, as                      (C)
                 agent.

      5.1        Opinion of Calfee, Halter & Griswold as to the validity of the securities being offered.  (See page II-6 of this Registration Statement.)

     23.1        Consent of Ernst & Young.  (See page II-7 of this Registration
                 Statement.)

     23.2        Consent of Calfee, Halter & Griswold.  (See page II-8 of this Registration
                 Statement.)

     24.1        Power of Attorney and related certified resolution.  (See pages II-9 and
                 II-10 of this Registration Statement.)

     99.1        1996 Stock Option Plan for Outside Directors of the Company.



- ---------------------

(A)      Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on
         Form S-1 declared effective on December 3, 1992 (Reg. No. 33-52754).

(B) Incorporated herein by reference to the appropriate exhibit to the Company's Form 10-K Annual Report for the year ended December 31, 1993.

(C) Incorporated herein by reference to the appropriate exhibit to the Company's Form 10-K Annual Report for the year ended December 31, 1994.







                                       E-1